SCHEDULE A

WELLS FARGO FUNDS MANAGEMENT

INVESTMENT ADVISORY AGREEMENT

WELLS FARGO MASTER TRUST

Master Trust Portfolios	Advisory Fee (as a % of Average Daily Net Assets)
C&B Large Cap Value Portfolio	First 500M Next 500M Next 1B Next 2B Over 4B	0.65 0.625 0.60 0.575 0.55
Diversified Fixed Income Portfolio	First 500M Next 500M Next 2B Over 3B	0.30 0.28 0.26 0.24
Diversified Large Cap Growth Portfolio	First 500M Next 500M Next 1B Next 2B Over 4B	0.65 0.625 0.60 0.575 0.55
Diversified Stock Portfolio	First 500M Next 500M Next 2B Over 3B	0.35 0.33 0.31 0.29
Emerging Growth Portfolio	First 500M Next 500M Next 1B Next 1B Over 3B	0.80 0.775 0.75 0.725 0.70
Equity Value Portfolio	First 500M Next 500M Next 1B Next 2B Over 4B	0.65 0.625 0.60 0.575 0.55
Index Portfolio	First 500M Next 500M Next 2B Next 2B Over 5B	0.10 0.10 0.075 0.075 0.050
Inflation-Protected Bond Portfolio	First 500M Next 500M Next 2B Next 2B Over 5B	0.40 0.375 0.35 0.325 0.30
International Equity Portfolio	First 500M Next 500M Next 1B Next 2B Over 4B	0.85 0.80 0.75 0.725 0.70
International Growth Portfolio	First 500M Next 500M Next 1B Next 2B Over 4B	0.85 0.80 0.75 0.725 0.70
International Index Portfolio	First 500M Next 500M Next 2B Next 2B Over 5B	0.35 0.35 0.325 0.325 0.30
International Value Portfolio	First 500M Next 500M Next 1B Next 2B Over 4B	0.85 0.80 0.75 0.725 0.70
Large Company Value Portfolio	First 500M Next 500M Next 1B Next 2B Over 4B	0.65 0.625 0.60 0.575 0.55
Managed Fixed Income Portfolio	First 500M Next 500M Next 2B Next 2B Over 5B	0.40 0.375 0.35 0.325 0.30
Short-Term Investment Portfolio	0.10
Small Cap Value Portfolio	First 500M Next 500M Next 1B Next 1B Over 3B	0.80 0.775 0.75 0.725 0.70
Small Company Growth Portfolio	First 500M Next 500M Next 1B Next 1B Over 3B	0.80 0.775 0.75 0.725 0.70
Small Company Value Portfolio	First 500M Next 500M Next 1B Next 1B Over 3B	0.80 0.775 0.75 0.725 0.70
Stable Income Portfolio[1]	First 500M Next 500M Next 2B Next 2B Over 5B	0.40 0.375 0.35 0.325 0.30
Total Return Bond Portfolio	First 500M Next 500M Next 2B Next 2B Over 5B	0.40 0.375 0.35 0.325 0.30

Most recent annual approval by the Board of Trustees: March 29, 2012

Schedule A amended:  March 29, 2012

On March 29, 2012, the Board of Wells Fargo Funds Trust approved an advisory fee reduction to the Stable Income Portfolio.  Effective October 1, 2012 the advisory fees will be: 0.35% on the first 500M; 0.325% on the next 500M; 0.30% on the next 2B; 0.275% on the next 2B; 0.25% over 5B.
                                                                              The foregoing fee schedule is agreed to as of March 29, 2012 and shall remain in effect until changed in writing by the parties.

WELLS FARGO MASTER TRUST

By:

     C. David Messman

     Secretary

WELLS FARGO FUNDS MANAGEMENT, LLC

By:
Andrew Owen

     Executive Vice President